SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

WCI COMMUNITIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

0

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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WCI COMMUNITIES, INC.

24301 WALDEN CENTER DRIVE
BONITA SPRINGS, FLORIDA 34134

April 25, 2003

To Our Shareholders:

      You are invited to attend the 2003 Annual Meeting of Shareholders (the “Meeting”) of WCI Communities, Inc. (the “Company”) to be held on May 23, 2003, at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida 34134, at 10:00 a.m. EDT.

      Following this letter is the formal notice of the Meeting and a proxy statement describing the matters to be acted upon at the Meeting. Shareholders also are entitled to vote on any other matters which properly come before the Meeting.

      While some of our shareholders may exercise their right to vote their shares in person, we recognize that most of you will be unable to attend the Meeting. Accordingly, enclosed is a proxy card that enables shareholders to vote their shares on the matters to be considered at the Meeting, even if they are unable to attend. All you need to do is mark the proxy card to indicate your vote, date and sign the proxy card and return it to the Company in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management’s recommendations, you need not mark your vote on the proxy card, but need only sign, date and return it in the enclosed postage-paid envelope.

      NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, YOUR VOTE IS IMPORTANT. PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE.

Sincerely,

/s/ ALFRED HOFFMAN, JR.
Alfred Hoffman, Jr.
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 23, 2003
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS FRIDAY, MAY 23, 2003
PROPOSAL ONE ELECTION OF DIRECTORS
AUDIT COMMITTEE
EXECUTIVE COMPENSATION COMMITTEE
NOMINATING/CORPORATE GOVERNANCE COMMITTEE
DIRECTOR COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS SUMMARY COMPENSATION TABLE
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
EMPLOYMENT AGREEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
INDEPENDENT PUBLIC ACCOUNTANT’S FEES
SHAREHOLDER PROPOSALS
OTHER MATTERS

WCI COMMUNITIES, INC.

24301 WALDEN CENTER DRIVE
BONITA SPRINGS, FLORIDA 34134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FRIDAY, MAY 23, 2003

To Our Shareholders:

      The 2003 Annual Meeting of Shareholders (the “Meeting”) of WCI Communities, Inc. (the “Company”) will be held at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida 34134, at 10:00 a.m., EDT, to consider and act upon the following matters:

1. the election of two Class I Directors for three year terms expiring in 2006; and

2. such other business as properly may come before the Meeting and any postponements or adjournments thereof.

      Only shareholders of record at the close of business on March 28, 2003, the record date, will be entitled to vote at the Meeting.

      Management and the Board of Directors respectfully request that you date, sign and return the enclosed proxy card in the postage-paid envelope so that we receive the proxy card prior to the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ VIVIEN N. HASTINGS
Vivien N. Hastings
Senior Vice President, Secretary
and General Counsel

April 25, 2003

WCI COMMUNITIES, INC.

24301 WALDEN CENTER DRIVE
BONITA SPRINGS, FLORIDA 34134

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
FRIDAY, MAY 23, 2003

GENERAL INFORMATION

      This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of WCI Communities, Inc. (the “Company” or “WCI”) to be voted at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida 34134, on Friday, May 23, 2003, at 10:00 a.m., and any postponements or adjournments thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting, collectively referred to as the “Proxy Materials,” are first being sent to shareholders on or about April 25, 2003.

Voting Rights

      Holders of shares of the Company’s common stock, $.01 par value (the “Common Stock”), at the close of business on March 28, 2003 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. As of March 28, 2003, approximately 44,444,485 shares of Common Stock were outstanding. The presence, in person or by proxy, of the holders of 22,666,687 (51%) of the total number of shares of Common Stock outstanding constitutes a quorum for transacting business at the Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Meeting.

Voting Proxies

      Shares of Common Stock represented by properly executed proxy cards received by the Company in time for the Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election as Directors of the nominees named in this Proxy Statement. Abstentions and broker non-votes (proxies that do not indicate that brokers or nominees have received instructions from the beneficial owner of shares) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining the total number of votes cast.

      Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting. If other matters are properly presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

Revocability of Proxy

      The giving of the enclosed proxy does not preclude the right of a shareowner to vote in person. A proxy may be revoked at any time prior to its exercise by notice of revocation in writing sent to Vivien N. Hastings, the Secretary of the Company, by presenting to the Company a later-dated proxy card executed by the person executing the prior proxy card or by attending the Meeting and voting in person.

Costs of Solicitation

      All costs of solicitation will be borne by the Company. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by ADP Investor Communication Services, Inc., for which the Company will pay approximately $19,000. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of stock held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Annual Report

      The Company’s 2002 Annual Report to Shareholders, including the Company’s 2002 audited financial statements (the “Annual Report”), is enclosed with these Proxy Materials. The 2002 Annual Report is not incorporated into this Proxy Statement by reference nor is it a part of the Proxy Materials.

Security Ownership of Principal Shareholders and Management

      The following table contains information about the beneficial ownership of our common stock for:

•	each person known to the Company to be the beneficial owner of more than five percent of the common stock of the Company;

•	each director and nominee for director of the Company;

•	each executive officer named in the Summary Compensation Table under “Executive Compensation”; and

•	all directors and executive officers of the Company as a group.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. This information is as of March 28, 2003.

      Unless otherwise indicated, the address for each person or entity named above is WCI’s principal executive office.

		Percentage of
	Shares	Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned(1)	Owned

Trustees of the Estate of Bernice Pauahi Bishop dba Kamehameha Schools(2)	6,897,229	15.52%
c/o Allan Yee 567 South King Street, Suite 200 Honolulu, Hawaii 96813
Citicorp Venture Capital, Ltd.(3)	5,688,681	12.80%
399 Park Avenue, 14th Floor New York, New York 10043
The John D. and Catherine T. MacArthur Foundation(4)	5,073,425	11.42%
140 South Dearborn Street, Suite 110 Chicago, Illinois 60603
The Alfred Hoffman, Jr. 2002 Irrevocable Short Term Trust(5)	5,238,096	11.79%
Don E. Ackerman(6)	3,460,074	7.79%
Jerry L. Starkey(7)	337,314	*
James P. Dietz(8)	167,787	*
Michael R. Greenberg(9)	120,067	*
David L. Fry(10)	91,013	*

		Percentage of
	Shares	Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned(1)	Owned

F. Phillip Handy(11)	29,341	*
Lawrence L. Landry(12)	30,041	*
Jay Sugarman	14,341	*
Stewart Turley(13)	19,541	*
Hilliard M. Eure, III	-0-
All current directors and executive officers as a group (16 persons)	4,718,054	10.62%

*	Represents beneficial ownership of less than 1%.

(1)	The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic interest.

(2)	The number of shares reported for The Trustees of the Estate of Benice Pauahi Bishop, dba Kamehameha Schools, is based on the most recent Schedule 13G filed with the SEC dated July 26, 2002.

(3)	The number of shares reported for Citicorp Venture Capital, Ltd. is based on the Form 4 (Statement of Change in Beneficial Ownership) filed with the SEC dated March 13, 2003.

(4)	The number of shares reported for The MacArthur Foundation is based on the Form 4 filed with the SEC to report the sale of shares on March 28, 2003.

(5)	The shares of common stock are beneficially owned by the Alfred Hoffman, Jr. 2002 Irrevocable Short Term Trust, of which Mr. Hoffman is not the Trustee, but is the beneficiary. The number of shares reported is based on the most recent Schedule 13G filed by the trustee with the SEC on December 20, 2002.

(6)	The number of shares reported includes 3,430,769 shares of common stock that are beneficially owned by the Don E. Ackerman Trust dated December 14, 1996, of which Don E. Ackerman is the trustee, 5,200 shares owned by an immediate family member and 24,105 shares owned by Chandelle Ventures, Inc., of which Mr. Ackerman is the President and majority shareholder.

(7)	The number of shares of common stock shown as beneficially owned by Mr. Starkey includes options to acquire 304,376 shares of common stock of WCI that are exercisable within 60 days of the date hereof. In addition to the shares reported as beneficially owned, a portion of the 2002 bonus paid to Mr. Starkey was in the form of 47,237 shares of WCI common stock. with a fair market value of $428,912. Mr. Starkey will receive 50% of the shares on January 1, 2004, if he is employed with the Company on December 31, 2003 and 50% of the shares on January 1, 2005, if he is employed with the Company on December 31, 2004.

(8)	The number of shares of common stock shown as beneficially owned by Mr. Dietz includes options to acquire 154,063 shares of common stock of WCI that are exercisable within 60 days of the date hereof.

(9)	The number of shares of common stock shown as beneficially owned by Mr. Greenberg includes options to acquire 118,167 shares of common stock of WCI that are exercisable within 60 days of the date hereof.

(10)	The number of shares of common stock shown as beneficially owned by Mr. Fry includes options to acquire 73,540 shares of common stock of WCI that are exercisable within 60 days of the date hereof.

(11)	The number of shares of common stock shown as beneficially owned by Mr. Handy includes options to acquire 6,882 shares of common stock of WCI that are exercisable within 60 days of the date hereof.

(12)	The number of shares of common stock shown as beneficially owned by Mr. Landry includes options to acquire 14,341 shares of common stock of WCI that are exercisable within 60 days of the date hereof.

(13)	The number of shares of common stock shown as beneficially owned by Mr. Turley includes options to acquire 14,341 shares of common stock of WCI that are exercisable within 60 days of the date hereof.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of the Company’s common stock, to file with the SEC initial reports of ownership and reports of change in ownership of the common stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such reports they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and certifications provided to the Company by all WCI Reporting Persons, except for the following late filings, all Section 16(a) filings with respect to the Company’s fiscal year ended December 31, 2002, were timely made.

      The following officers and shareholders required to file under Section 16(a) of the Securities Exchange Act of 1934, as amended, filed delinquent reports:

•	The John D. and Catherine T. MacArthur Foundation failed to timely file a Form 4 due on December 2, 2002.

•	The Trustees of the Estate of Benice Pauahi Bishop failed to timely file its Form 3 which was due on July 5, 2002.

•	Kamehameha Activities Association failed to timely file its Form 4 which was due on July 20, 2002.

•	Paul D. Appolonia, the Company’s Senior Vice President of Human Resources failed to timely file his Form 3, due on June 7, 2002.

•	Albert J. Moscato, Jr., a Senior Vice President, failed to timely file his Form 3, due on June 23, 2002.

PROPOSAL ONE

ELECTION OF DIRECTORS

      The Company’s Certificate of Incorporation requires our Board of Directors to consist of at least three (3) members, and provides for three (3) classes of Directors, each class serving for a three-year term, with one class being elected each year by our shareholders.

      The Board of Directors currently consists of eight (8) members, including two (2) Class I Directors whose terms expire in 2003, three (3) Class II Directors whose terms expire in 2004, and three (3) Class III Directors whose terms expire in 2005. At the Meeting, two (2) Class I Directors are to be elected to three (3) year terms expiring in 2006. The nominees for the Class I Directors are Don E. Ackerman and Lawrence L. Landry. The nominees presently serve on the Board of Directors of the Company.

      Unless otherwise specified, the enclosed proxy card will be voted FOR the election of Mr. Ackerman and Mr. Landry. Management and the Board of Directors are not aware of any reasons which would cause Mr. Ackerman or Mr. Landry to be not qualified to serve as Directors. If Mr. Ackerman or Mr. Landry become disqualified, discretionary authority may be exercised by the proxy holders named in the enclosed proxy card to vote for a substitute nominee or nominees proposed by the Board of Directors.

      The affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Meeting will be required for election to the Board of Directors.

      The Board of Directors recommends a vote FOR the election of Mr. Ackerman and Mr. Landry as Directors.

      Below is certain information concerning each nominee for election as a director at the Meeting and each director whose current term will continue after the Meeting:

		Director	Term
Name	Age	Since	Expires	Position(s) with Company

Alfred Hoffman, Jr.	69	1985	2005	Director and Chief Executive Officer
Don E. Ackerman	69	1985	2003	Director and Chairman of the Board
Jerry L. Starkey	43	2001	2004	Director, President and Chief Operating Officer
F. Philip Handy	58	1999	2004	Director
Lawrence L. Landry	59	1995	2003	Director
Jay Sugarman	41	1995	2004	Director
Stewart Turley	68	1999	2005	Director
Hilliard M. Eure, III	67	2003	2005	Director

      Alfred Hoffman, Jr. is the Chief Executive Officer and a Director of WCI. Since July 24, 1985, Mr. Hoffman has served as a Director and Chief Executive Officer of WCI. Mr. Hoffman is also Chief Executive Officer and Chairman of the Board of Directors of Courtyards at Sun City Center, Inc. and Sun City Center Office Plaza, Inc. He also is Chief Executive Office and a Director of Sun City Center Land Company and is a Director of Aston Care Systems, Inc. From 1975 to 1985, Mr. Hoffman was a private developer in the Tampa Bay area.

      Don E. Ackerman is the Chairman of the Board of Directors of WCI. Since July 24, 1995, Mr. Ackerman has served as Chairman of the Board of Directors of WCI. Since 1985, Mr. Ackerman has served as a Director of WCI. He is also a Director of Courtyards at Sun City Center, Inc., Sun City Center Office Plaza, Inc., Sun City Center Land Company and Aston Care Systems, Inc. From 1967 until 1991, Mr. Ackerman was a partner at J.H. Whitney & Co., a venture capital firm. Mr. Ackerman is Chief Executive Officer of Chandelle Ventures, Inc., his private investment company.

      Jerry L. Starkey is the President and Chief Operating Officer and a Director of WCI. Mr. Starkey has served as a Director of WCI since 2001. Since 1998, Mr. Starkey has been the President and Chief Operating Officer of WCI. From 1994 until 1998, he also served as Secretary of WCI. Since joining WCI in 1988, Mr. Starkey has also held the office of Chief Operating Officer. He also has served on the Board of Trustees, Florida Gulf Coast University since July 1, 2001. Mr. Starkey was President and Secretary of Aston Care Systems, Inc. from 1996 to 1998. Mr. Starkey is a member of the State Bar of Texas.

      F. Philip Handy has been a Director of WCI since 1999. Mr. Handy is the Chief Executive Officer of Strategic Industries and the Chairman and President of Winter Park Capital Company, a private investment firm that he founded. From June 1997 until December 1998, Mr. Handy was managing partner of Equity Group Investments, a private investment firm. Mr. Handy also serves on the board of Anixter International, iDine Rewards Network, Inc. He also serves as Chairman of the Florida Board of Education.

      Lawrence L. Landry has been a Director of WCI since 1995. Mr. Landry is the President and Chief Executive Officer of Westport Advisors, Ltd., which is the general partner of Westport Senior Living Investment Fund L.P. From February 1989 until June 1998, Mr. Landry was the chief financial and investment officer of the John D. and Catherine T. MacArthur Foundation. The MacArthur Foundation has been a stockholder of WCI since 1995. Mr. Landry is a member of the Board of Trustees of Clark University and also serves on the Board of Directors of Greystone Communities, Inc.

      Jay Sugarman has been a Director of WCI since 1995. Mr. Sugarman is Chairman of the Board and Chief Executive Officer of iStar Financial, Inc., a publicly traded finance company focused on the real estate industry. From 1996 to 1997, he was Senior Managing Director of Starwood Capital Group, LLC and from 1993 to 1996, was President of Starwood Mezzanine Investors, L.P.

      Stewart Turley has been a Director of WCI since 1999. Mr. Turley was Chairman of the Board and Chief Executive Officer of Eckerd Corporation and also held the positions of manager of Eckerd’s non-drug operations, Vice President, Senior Vice President, President and Chief Executive Officer before retiring in 1997. Mr. Turley also serves on the board of Sprint Corporation.

      Hilliard M. Eure, III was elected to the Board in January 2003. Mr. Eure was a member of the Board of Directors, Executive Committee, Audit Committee, and/or Chairman of the Board of Directors of WEDU, a public broadcasting station in west central Florida during the period January 1991 through December 2001. He was also the part-time Chief Executive Officer of First Republic Corp., a beer importer and distributing company from January 1995 until June 1995. Mr. Eure was the Managing Partner of the Tampa Bay office KPMG Peat Marwick (formerly Peat, Marwick, Mitchell & Co.) (“KPMG”) from July 1977 until June, 1993, an Audit Partner and Southeast Regional Recruiting Coordinator for KPMG in Atlanta from July 1976 until June 1977 and spent eight years as an Audit Partner in the KPMG Greensboro, NC offices from July 1968 until June 1976.

Information Concerning the Board of Directors

      During 2002, the Board of Directors held eight (8) meetings. The Directors also considered Company matters and had numerous communications with the Chairman of the Board of Directors and other officials of the Company wholly apart from the formal Board meetings. The Board has an Audit Committee, an Executive Compensation Committee and a Nominating/ Corporate Governance Committee. In 2002, all of the Company’s directors attended at least 75% of the total number of meetings of the Board of Directors and of the Committees of the Board of Directors on which they served.

Resignations from Board of Directors During 2002

      Two members of the Company’s board of directors resigned during 2002. Thomas McWilliams resigned on July 10, 2002 and Joshua Mintz resigned on June 4, 2002. Each of such directors are employees of shareholders that own in excess of 10% of the Company’s outstanding common stock and resigned at the request of their respective employers. Neither resigned as a result of any disagreements relating to the Company’s operations, policies or practices.

AUDIT COMMITTEE

      The Audit Committee of the Board of Directors currently consists of Mr. Turley, Mr. Landry, Mr. Handy and Mr. Eure, who serves as the Chair. Each member of the Audit Committee is independent as defined in the current listing standards of the New York Stock Exchange and Section 10A(m) of the Exchange Act. The Board of Directors has determined that the Audit Committee has one “audit committee financial expert” as defined by the rules and regulations adopted by the SEC. Mr. Eure has been identified as such expert and is “independent” under the applicable rules and regulations adopted by the SEC and under the applicable New York Stock Exchange listing requirements. The Audit Committee met six (6) times during 2002. The organization, functions and responsibilities of the Audit Committee are described in the Charter for the Audit Committee adopted by the Board of Directors in February 2003, attached hereto as Exhibit “A”. See, the “Report of the Audit Committee” below.

EXECUTIVE COMPENSATION COMMITTEE

      The Executive Compensation Committee currently consists of Mr. Handy, Mr. Landry, Mr. Sugarman and Mr. Turley, who serves as the Chair. During 2002, the Executive Compensation Committee met one (1) time. The Executive Compensation Committee is responsible for, among other things, reviewing and making recommendations to the Board of Directors on all matters concerning compensation of senior executives and for setting the compensation level for the CEO, based on an evaluation of the CEO’s performance in light of the Company’s goals and objectives relevant to the CEO’s compensation. The Board of Directors adopted a Charter for the Executive Compensation Committee on December 3, 2002. A copy of the Committee’s Charter is attached as Exhibit “B”. For a discussion of the criteria utilized and factors considered by the Executive Compensation Committee in reviewing and making recommendations with respect to executive compensation, See, the “Report of the Executive Compensation Committee” below.

NOMINATING/ CORPORATE GOVERNANCE COMMITTEE

      The Nominating/ Corporate Governance Committee consists of Mr. Handy, Mr. Landry, Mr. Turley and Mr. Sugarman who serves as the Chair. The Nominating/ Corporate Governance Committee did not formally meet during 2002. The Nominating/ Corporate Governance Committee is responsible for identifying and recommending to the Board of Directors candidates for all directorships to be filled by the Board of Directors or by the shareholders, as applicable; identifying and recommending to the Board of Directors candidates for the Audit Committee and Executive Compensation Committee; developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company; and overseeing and approving management continuity planning process. The Board of Directors adopted a Charter for the Nominating/ Corporate Governance Committee in November 2002. A copy of the Committee’s Charter is attached as Exhibit “C”.

      The Nominating/ Corporate Governance Committee will consider nominees recommended by shareholders. Such recommendations should be submitted to the Secretary of the Company.

DIRECTOR COMPENSATION

      Directors who are employees of the Company receive no remuneration for serving as directors.

      During 2002, each director who is not an employee of the Company received a fee of $5,000 for each full-day board meeting attended, $2,500 for each half-day board meeting attended and $500 for each telephone meeting attended. In addition, committee chairmen received an annual fee of $3,000 and committee members received an annual fee of $2,000.

      Commencing in January 2003, each director who is not an employee of the Company will receive an annual fee of $32,000 paid in four (4) quarterly installments, $2,000 for each board meeting attended, and $1,000 for each telephone meeting attended. In addition, committee members will receive a fee of $1,000 for each committee meeting attended. The Chair of the Audit Committee will receive an additional annual fee of $4,000. The Chair of the Executive Compensation Committee and Chair of the Nominating/ Corporate Governance Committee each will receive an additional annual fee of $3,000.

      Directors’ fees may be applied toward the exercise of vested stock options under the Non-Employee Directors’ Stock Incentive Plan.

      The Company has a non-employee directors’ stock incentive plan, adopted in 1998, pursuant to which non-qualified stock options to purchase up to 215,112 shares of the Company’s common stock may be granted to non-employee directors of WCI Communities or any of its subsidiaries. During 2002, there were no options granted under this plan.

      In February, 2003, each non-employee director was granted non-qualified stock options to purchase 8,680 shares of Company common stock at $9.08 per share. The options will vest 33% per year starting on January 1, 2004.

      Mr. Ackerman has a consulting agreement with WCI, pursuant to which he provides advice on major financial and strategic business planning to WCI until July 24, 2005. Under the agreement, Mr. Ackerman is paid an annual retainer of $660,000. If Mr. Ackerman’s agreement is terminated by WCI without cause, the Company must pay, at its option, either: (1) a termination payment representing the net present value of the annual compensation for the balance of the term of his agreement or (2) his annual compensation in equal monthly installments for the balance of the term of his agreement, as if no termination had occurred. If Mr. Ackerman voluntarily terminates this agreement, becomes disabled or dies during the term, WCI will continue to pay the annual retainer for the remaining term of the agreement, reduced by 25% and WCI shall have the right and option to accelerate and prepay the entire amount to be paid within thirty (30) days after the termination, in which case the amount to be paid will be discounted at the rate of 8% per annum. During the term of the agreement and for the following three years, Mr. Ackerman may not compete with WCI and may not solicit any of the Company’s employees employed after July 24, 1995 to accept employment with him or any other person.

Executive Officers

      The executive officers of the Company and their respective ages and positions are set forth below. Biographical information on Mr. Hoffman and Mr. Starkey, who serve as Directors and executive officers of WCI, is set forth in “Election of Directors” section above. Biographical information for the other executive officers of the WCI is set forth below.

Name	Age	Position

Steven C. Adelman	51	Senior Vice President and Treasurer
Paul D. Appolonia	48	Senior Vice President, Human Resources
R. Michael Curtin	55	Senior Vice President, Marketing and Sales
James P. Dietz	38	Senior Vice President and Chief Financial Officer
David L. Fry	43	Senior Vice President, Amenities Division
Michael R. Greenberg	48	Senior Vice President, Homebuilding Division
Vivien N. Hastings	51	Senior Vice President, Secretary and General Counsel
Albert F. Moscato, Jr.	44	Senior Vice President, Business Development
George R. Page	59	Senior Vice President, Tower Division

      Steven C. Adelman is the Senior Vice President and Treasurer of WCI. Since 1996, Mr. Adelman has been the Senior Vice President and Treasurer of WCI. Prior to joining WCI, Mr. Adelman was Vice President of Finance and Accounting at Inco Homes Corporation. From 1981 until 1993, Mr. Adelman held various management positions, including partner, at Kenneth Leventhal and Company, a public accounting firm specializing in the real estate industry.

      Paul D. Appolonia is the Senior Vice President, Human Resources, of WCI, appointed by the Board in May 2002. Prior to joining WCI, Mr. Appolonia was the Vice President Human Resources and Corporate Services for Orius Corp from 2001 until May 2002, Vice President Human Resources and Corporate Services for Ocwen Financial Corporation, Inc. from 1993 until 2000 and has a total of 26 years experience in the area of human resources and personnel management.

      R. Michael Curtin is the Senior Vice President, Marketing and Sales of WCI. Since 1997, Mr. Curtin has been the Senior Vice President, Marketing and Sales of WCI. Since joining WCI in 1995, Mr. Curtin has also held the office of Vice President, Marketing. Prior to joining WCI, Mr. Curtin was employed by The Hunt Group as the Marketing and Sales Director for Rosedale Golf and Country Club.

      James P. Dietz is a Senior Vice President and the Chief Financial Officer of WCI. Since October 1996, Mr. Dietz has been the Chief Financial Officer of WCI. Since joining WCI in 1995, Mr. Dietz has also held the position of Corporate Controller. In addition, from 1996 until 1998, Mr. Dietz served as Chief Financial Officer of Aston Care Systems, Inc. Prior to joining WCI, Mr. Dietz was Manager of Business Development at GTE Leasing Corporation, an affiliate of GTE. From 1986 until 1993, Mr. Dietz held various professional positions, including audit manager, at Arthur Andersen & Co.

      David L. Fry is the Senior Vice President, Amenities Division of WCI and has been a Senior Vice President of WCI since 1998. From 1995 to 1998, Mr. Fry was Vice President, Amenities of WCI. From 1989 until 1995, Mr. Fry was Golf Operations Director of the South Seas Resort Company. Prior to joining the South Seas Resort Company, Mr. Fry was Assistant Superintendent of the Bonita Bay Club, Bonita Springs, Florida.

      Michael R. Greenberg has been Senior Vice President, Homebuilding Division of WCI since the fall of 1999. Since joining WCI in 1998, Mr. Greenberg has also held the office of Division President of the Naples/ Bonita Springs Homebuilding Division. Prior to joining WCI, Mr. Greenberg was Executive Vice President for Avatar Properties in Coral Gables, Florida. From 1991 to 1997, Mr. Greenberg held various positions with Toll Brothers, Inc., including Vice President and has a total of 25 years experience in homebuilding.

      Vivien N. Hastings is the Senior Vice President and General Counsel of WCI. Since 1995, Ms. Hastings has been a Senior Vice President and General Counsel of WCI. Prior to serving as General Counsel, Ms. Hastings held various positions in WCI’s legal department. Prior to joining WCI, from 1982 to 1989, Ms. Hastings was Vice President and Co-General Counsel of Merrill Lynch Hubbard, Inc., a real estate division of Merrill Lynch & Co. From 1977 until 1982 Ms. Hastings was an associate with the Chicago law firm of Winston & Strawn.

      Albert F. Moscato, Jr. has been an officer of WCI since 1997. He was appointed as the Senior Vice President with responsibility for Business Development in June 2002. Prior to his current officer position, Mr. Moscato was the Division President, Commercial Development and Vice President, Business Development. Prior to joining WCI in 1996, Mr. Moscato was the Executive Vice President, Chief Operating Officer of Point Marco Development Corp., the Vice President-Group Manager and Vice President-Regional Manager as well as the Senior District Facilities Officer with Shawmut Bank, N.A. from 1987 to 1992.

      George R. Page is the Senior Vice President, Tower Division of WCI. Since 1996, Mr. Page was General Manager of WCI’s Bay Colony and Pelican Bay. Since joining WCI in 1990, Mr. Page also held the positions of Project Manager and Vice President of Development for Bay Colony. Prior to joining WCI, Mr. Page was Vice President of Development and Treasurer of Relleum, Inc. in Naples, Florida. From 1968 until 1987, Mr. Page held various management positions in marketing and sales with DVI Marketing Services, Inc., EWA Corporation, Scott USA and The Lange Company.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

      The following table sets forth all compensation earned and/or paid for services rendered to us with respect to WCI’s Chief Executive Officer and WCI’s four other most highly compensated executive officers for each of the last three fiscal years.

Summary Compensation Table

						Long-Term
		Annual Compensation				Compensation

					Other	Shares
	Fiscal				Annual	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus		Compensation	Options	Payouts	Compensation(2)

Alfred Hoffman, Jr./	2002	$1,100,000	$1,887,205		$—	—	$—	$9,040
Chief Executive Officer	2001	900,000	1,080,000		—	—	—	8,500
	2000	750,000	1,275,000		—	—	—	8,500
Jerry L. Starkey/	2002	1,000,000	1,715,641	(1)	—	143,408	—	167,204
President/ COO	2001	650,000	783,315		—	143,408	—	198,865
	2000	450,000	982,400		—	71,704	—	104,948
James P. Dietz/	2002	400,000	305,300		—	45,890	—	62,782
Senior Vice	2001	325,000	391,658		—	34,418	—	28,500
President/ CFO	2000	275,000	264,000		—	45,891	—	28,500
Michael R. Greenberg/	2002	450,000	291,543		—	71,704	—	8,540
Senior Vice President	2001	375,000	570,383		—	34,418	—	8,500
	2000	275,000	330,000		—	45,890	—	8,500
David L. Fry/	2002	275,000	393,979		—	45,890	—	8,395
Senior Vice President	2001	225,000	248,572		—	34,418	—	8,650
	2000	175,000	142,800		—	17,209	—	8,500

(1)	A portion of the bonus was paid in the form of 47,237 shares of WCI common stock with a fair market value of $428,912. Mr. Starkey will receive 50% of the stock on January 1, 2004, if employed with the Company on December 31, 2003 and 50% on January 1, 2005, if employed with the Company on December 31, 2004

(2)	All other compensation consists of payments related to the terminated Florida Design Communities Deferred Compensation Bonus Plan and matching payments under the Company’s 401(k) Savings Plan, paid as follows:

		Other	Benefit Plan	Total Other
Name	Year	Compensation	Payments	Compensation

Alfred Hoffman, Jr.	2002	$—	$9,040	$9,040
	2001	—	8,500	8,500
	2000	—	8,500	8,500
Jerry L. Starkey	2002	158,664	8,540	167,204
	2001	190,365	8,500	198,865
	2000	96,448	8,500	104,948
James P. Dietz	2002	56,060	6,722	62,782
	2001	20,000	8,500	28,500
	2000	20,000	8,500	28,500
Michael R. Greenberg	2002	—	8,540	8,540
	2001	—	8,500	8,500
	2000	—	8,500	8,500
David L. Fry	2002	—	8,395	8,395
	2001	—	8,650	8,650
	2002	—	8,500	8,500

Option Grants in Last Fiscal Year

      The table below provides information on option grants in fiscal 2002 to the executive officers named in the summary compensation table.

	Individual Grants(1)				Potential Realizable
					Value at Assumed Annual
	Number of	Percent of			Rates of Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted to	Exercise or		Option Term(3)
	Options	Employees in	Base Price	Expiration
Name/Principal Position	Granted(1)	Fiscal Year	($/Sh)(2)	Date	5%	10%

Alfred Hoffman, Jr./ Chief Executive Officer	—	—	—	—	—	—

Jerry L. Starkey/ President/ COO	143,408	17.3	$16.04	January 1, 2012	$1,446,866	$3,666,621

James P. Dietz/ Senior Vice President/ CFO	45,890	5.5	16.04	January 1, 2012	462,992	1,173,305

Michael R. Greenberg/ Senior Vice President	71,704	8.6	16.04	January 1, 2012	723,433	1,833,311

David L. Fry/ Senior Vice President	45,890	5.5	16.04	January 1, 2012	462,992	1,173,305

(1)	These options become exercisable starting on the second anniversary of the grant, with 50% becoming exercisable at that time and 25% becoming exercisable on each of the third and fourth anniversary dates.

(2)	Fair market value at the date of grant (January 1, 2002).

(3)	These amounts represent assumed rates of appreciation and are not intended to forecast future appreciation in the price of WCI common stock.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The table below provides information on option exercises in fiscal 2002 by the executive officers named in the summary compensation table and the value of such officers’ unexercised options at December 31, 2002.

					Value of Unexercised
			Shares Underlying		In-The-Money
			Unexercised Options at		Options at Fiscal
	Shares		Fiscal Year-End		Year-End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Alfred Hoffman, Jr.	-0-	-0-	-0-	-0-	-0-	-0-
Jerry L. Starkey	-0-	-0-	275,694	301,156	$1,034,980	$180,262
James P. Dietz	-0-	-0-	147,180	108,703	587,840	147,819
Michael R. Greenberg	-0-	-0-	111,284	148,284	437,436	205,503
David L. Fry	-0-	-0-	66,656	86,092	250,449	53,075

(1)	The closing price of the common stock on December 31, 2002 as reported on the New York Stock Exchange was $10.20.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE ON

EXECUTIVE COMPENSATION

      The Executive Compensation Committee of the Board of Directors of the Company (the “Committee”) is comprised solely of Directors who are not employees of the Company. The Company’s compensation policies with respect to its executive officers, established by the Board’s Compensation Committee, are based on the principles that compensation should, to a significant extent, reflect the financial performance of the

Company and the executive, and that a portion of executive officers’ compensation should provide long-term incentives. It is the policy of the Committee to set executive compensation at levels that are sufficiently competitive so that the Company will attract, retain and motivate the highest quality individuals to contribute to the Company’s goals, objectives and overall financial success. Methods of compensation are designed to provide incentives for executive performance that results in continuing improvements in the Company’s financial results or condition, over both the short-term and the long-term, and to encourage continued service to the Company.

      The compensation program is comprised of two elements: (a) annual salary and possible short-term incentive awards in the form of cash bonuses or common stock, and (b) a long-term incentive program (principally stock options) where the level of compensation is dependent on the performance of the Company’s common stock. The details of this compensation program for WCI executive officers, with specific discussion of the programs applicable to the Chief Executive Officer, are set out below.

      The Committee approves compensation based upon recommendations from the CEO and President, evaluation of the individual performance of each executive, and by marketplace valuations of comparable executives.

      The Company has a Management Incentive Compensation Plan that provides its executive officers, other than the Chief Executive Officer and President/ Chief Operating Officer, with the opportunity to receive a cash bonus based on the Company’s annual performance. The targeted awards are equal to 40% to 100% of the executive officer’s salary and are formula-driven based on the degree to which certain divisional and Company performance and financial targets are achieved. However, the actual bonus can range from 0% to 160% depending upon the Company’s achievement of financial objectives against its business plan. These targets are proposed by the Chief Executive Officer or President/ Chief Operating Officer, subject to approval by the Compensation Committee, at the beginning of each year.

      The Committee also uses long-term, stock-based incentives in the form of stock options to provide compensation to executive officers that is linked directly to the performance of the Common Stock. These incentives are designed and intended to link management and shareowner interests and to motivate executives to make long-term decisions and investments that will serve to increase the long-term total return to shareowners. Vesting requirements contained in the option grants serve as an additional long-term incentive to retain the executive officers. The Committee considers various factors, including recommendations from the CEO and President, in granting stock option awards to executive officers.

      The Company has entered into severance agreements with Mr. Starkey and Mr. Dietz and certain of its senior vice presidents. The severance agreements relating to Mr. Starkey and Mr. Dietz provide that, in the event of a change in control, if either is terminated without cause or if his duties are materially changed, then he will receive one (1) year’s salary in exchange for an agreement not to solicit any of WCI’s employees for one (1) year after they are terminated and, at the option of Mr. Starkey or Mr. Dietz, as the case may be, they will receive an additional two years salary if they execute a non-compete agreement whereby they agree for twelve (12) months not to accept employment with certain builders or developers. The severance agreements entered into with certain of our senior vice presidents provide that, in the event of a change of control, they will receive six (6) months salary if they are terminated without cause or if their duties are materially changed, provided that they agree not to solicit any of WCI’s employees for one (1) year after termination, and, at their option, they will receive an additional year’s salary if they execute a non-complete agreement which will be effective for nine (9) months.

      The Company’s executive compensation is intended to provide compensation that will be exempt from the limitations on deductibility imposed under the Internal Revenue Code, Section 162(m).

President/Chief Operating Officer

      The President/ Chief Operating Officer’s targeted bonus is 200 percent of his salary. However, his actual bonus can range from 0% to 320% depending upon the Company’s achievement of financial objectives against its business plan.

CEO Compensation

      Mr. Hoffman’s base salary for 2002 of $1,100,000 was based on an employment agreement with WCI, pursuant to which he is employed as its Chief Executive Officer. The agreement automatically renews for successive one-year terms unless either Mr. Hoffman or WCI notifies the other party to the contrary. In the event of termination without cause or the death or disability of Mr. Hoffman, the Company shall continue to pay Mr. Hoffman (or his estate, as the case may be) at an annual rate equal to his then rate of base compensation for a period equal (a) the balance of the then current term of employment, plus (b) the next renewal term, but only if notice of termination is given after a non-renewal date and neither the Company or Mr. Hoffman had given notice of non-renewal by the date of such notice of termination. In the event of involuntary termination by Mr. Hoffman, the Company shall continue to pay Mr. Hoffman at an annual rate equal to his then rate of base compensation for a period equal the greater of (a) the balance of the then current term of employment, plus the next renewal term, but only if such involuntary termination occurred after a non-renewal date and neither the Company or Mr. Hoffman had given notice of non-renewal prior to such involuntary termination or (b) thirty (30) months.

      The Executive Compensation Committee has sole discretion in approving Mr. Hoffman’s annual bonus. and approved a cash bonus of $1,887,205 in 2002, based upon the level of achievement of certain objectives by WCI. Mr. Hoffman’s targeted bonus is 200% of his salary. However, his actual bonus can range from 0% to 320% depending upon the Company’s achievement of financial objectives against its business plan.

EXECUTIVE COMPENSATION COMMITTEE

Stewart Turley, Chairman

Lawrence L. Landry
F. Philip Handy
Jay Sugarman

PERFORMANCE GRAPH

      Set forth below is a graph comparing the change in the cumulative total return of the Company’s common stock with the cumulative total return of the Standard & Poor’s 500 Stock Index and with that of a peer group of other homebuilders over the period beginning March 12, 2002, the date of WCI’s initial public equity offering, and ending on December 31, 2002.

      It is assumed in the graph that $100 was invested (1) in the Company’s common stock; (2) in the stocks of the companies in the Standard & Poor’s 500 Index; and (3) in the stocks of the peer group companies just prior to the commencement of the period and that all dividends received within a quarter were reinvested in that quarter. The peer group index is composed of the following companies: Beazer Homes USA, Inc., Hovnanian Enterprises, Inc., KB Home, Lennar Corporation, MDC Holdings, Inc., M/ I Schottenstein Homes, Inc., Meritage Corporation, The Ryland Group, Standard Pacific Corporation, and Toll Brothers, Inc. The stock price performance shown on the following graph is not indicative of future price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN OF WCI COMMON STOCK,

THE S&P 500 INDEX AND A SELECTED PEER GROUP

[COMPARISON GRAPHIC]

	WCI	Peer Group	S&P 500

3/11/2002	100.00	100.00	100.00
6/30/2002	152.37	108.90	84.73
9/30/2002	66.84	88.47	69.79
12/31/2002	53.68	81.92	75.31

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee operates under a written charter adopted by the Board of Directors in February 2003. A copy of the Charter for the Audit Committee of the Board of Directors of the Company (the “Charter”) is included in this Proxy Statement as Exhibit A. Each member of the Audit Committee is independent in the judgment of the Company’s Board of Directors and as required by the listing standards of the New York Stock Exchange. The Audit Committee met six (6) times during 2002.

      Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, as described in the Audit Committee Charter.

      The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with the Company’s management. The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed pursuant to the Charter and by Statement of Auditing Standards No. 61 (Communications with Audit Committees).

      The Audit Committee has received the written disclosures and the letter from the Company’s independent auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants their independence status. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Hilliard M. Eure, III, Chairman

F. Philip Handy
Lawrence L. Landry
Stewart Turley

EMPLOYMENT AGREEMENTS

      Mr. Hoffman has an employment agreement with WCI, pursuant to which he is employed as its Chief Executive Officer. The agreement automatically renews for successive one-year terms unless either Mr. Hoffman or WCI notifies the other party to the contrary. Mr. Hoffman’s annual salary for 2002 was $1,100,000 and he earned a bonus of $1,887,205. Mr. Hoffman may terminate his employment and become a consultant to WCI, after providing notice of his intention to do so. During the initial four years of this agreement, the Board of Directors of WCI had the right to approve or disprove of Mr. Hoffman’s election to act as a consultant. This right extends each year that the agreement is automatically renewed. If Mr. Hoffman becomes a consultant, he will be paid consulting compensation equal to 50% of his then aggregate annual compensation. Any consulting period will end on June 30, 2005. Mr. Hoffman did not notify WCI, nor did WCI notify Mr. Hoffman during 2002 that his employment would be terminated. Therefore, the employment agreement automatically renewed on January 1, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In December 2002, Mr. Hoffman purchased one (1) marina slip located at the Gulf Harbour Marina, adjacent to Gulf Harbour Yacht & Country Club for a purchase price of $484,000, the list price.

      In December 2002, Mr. Hoffman purchased approximately one-tenth of one acre of unimproved land owned by Gulf Harbour Yacht & Country Club which abuts Mr. Hoffman’s home for a purchase price of $39,600.

      In May 2002,WCI entered into a month-to-month lease agreement with N560SB, L.L.C. for the non-exclusive use of a 1980 Raytheon Hawker 700A aircraft. During the term of the lease, WCI pays a lease payment of $9,000 per month, and $1,500 per flight hour based on actual usage. Mr. Ackerman and Mr. Hoffman own approximately 61% of N560SB, L.L.C.

      In December 2001, Watermark One General Partnership, formed by four employees, James Dietz, Michael Greenberg, George Page and John Ferry, contracted for the purchase of a tower residence for $1.4 million, a price that at that time was made available to unaffiliated third parties with respect to similar units.

      In June 2000, Jerry L. Starkey received an advance of his vested and unvested deferred compensation in an amount equal to $349,000 in connection with the purchase of a home. In exchange for the advance, he executed a promissory note in favor of Watermark Communities, Inc., WCI’s former parent, in an amount equal to the advance. The promissory note was subsequently amended to be payable to WCI. The promissory note in the amount of the loan was repaid in 2002.

      In December 1999, WCI entered into a month-to-month lease agreement with N501EK, L.L.C. for the non-exclusive use of a 1978 Cessna 501 aircraft. During the term of the lease, WCI pays a lease payment of $25,600, per month, and $700 per flight hour. Mr. Ackerman and Mr. Hoffman own 75% of N501EK, L.L.C.

      On November 19, 1997, Mr. Ackerman purchased an equity membership in the Bay Colony Golf Club for $115,000 consisting of a $90,000 down payment and a $25,000 interest-free loan from us. The loan was repaid in December 2002.

      Pursuant to lease agreements, dated March 1996 and August 2002, with Walden Center LLC, WCI leases 83,909 square feet of commercial office space from Walden Center LLC for use as its headquarters. The term of the March 1996 lease is ten years with two five-year renewal options and base rent under this lease is $14.00 per square foot, which is adjusted annually based on United States Consumer Price Index. The term of the August 2002 lease is ten (10) years and base rent under this lease of $19.00 per square foot, which is adjusted annually based on United States Consumer Price Index. Lease payments will be approximately $2.1 million in 2003. Mr. Ackerman serves as Chairman of the Board of Walden Center LLC, and he and his immediate family beneficially own 100% of Walden Center LLC.

      Pursuant to four separate lease agreements between Sun City Center Office Plaza, Inc. (“SCCOP”) and each of WCI Communities, Inc., and its subsidiary First Fidelity Title Company, (collectively, the “SCCOP Lessees”), SCCOP leases to the SCCOP Lessees commercial office space in Sun City Center Office Plaza. WCI leases 9,458 square feet for $18.12 per square foot under a lease expiring November 2005, 2,268 square feet for $17.48 per square foot under a lease expiring August 2007, and 3,558 square feed for $18.00 per square foot under a lease expiring November 2005. First Fidelity leases 2,988 square feet for $15.30 per square foot under a lease expiring August 2007. Mr. Ackerman and Mr. Hoffman beneficially own approximately 20% and approximately 44% of SCCOP, respectively. Mr. Starkey and Mr. Dietz together beneficially own 2.5% of SCCOP.

INDEPENDENT PUBLIC ACCOUNTANTS

      PricewaterhouseCoopers LLP audited the Company’s financial statements for the year ended December 31, 2002. A representative of PricewaterhouseCoopers LLP currently is expected to be present at the Meeting and available to respond to appropriate questions. PricewaterhouseCoopers LLP will have the opportunity to make a statement if it desires to do so.

      The Audit Committee is currently in the process of conducting interviews of the “Big Four” accounting firms to decide which firm should be retained by the Company to conduct the Company’s audit of its consolidated financial statements for the year ending December 31, 2003.

INDEPENDENT PUBLIC ACCOUNTANT’S FEES

Audit Fees

      The fees billed by PricewaterhouseCoopers LLP for professional services and related expenses rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were approximately $311,000.

Financial Information Systems Design and Implementation Fees

      There were no services rendered by PricewaterhouseCoopers LLP to the Company for information technology services related to financial information systems design or implementation during the fiscal year ended December 31, 2002.

All Other Fees

      The fees billed by PricewaterhouseCoopers LLP for services and related expenses rendered to the Company, other than the services described above, were approximately $636,000, including fees for audit related services of approximately $222,000 and fees for non-audit services of approximately $414,000. Audit related services generally include consents and comfort letters, audits of the Company’s subsidiaries, joint ventures and benefit plans, assistance in understanding and applying financial accounting and reporting standards and accounting assistance with proposed transactions. Non-audit services primarily include tax consulting, tax compliance and tax return preparation services.

      The Company’s Audit Committee considered whether PricewaterhouseCoopers LLP provision of non-audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence and determined that the provision of such services did not compromise PricewaterhouseCoopers LLP’s independence.

      The Audit Committee has adopted policies and procedures and will comply with the Sarbanes-Oxley Act of 2002 and related SEC Rules pertaining to the approval of non-audit services that may be provided to the Company by its independent auditors. The Audit Committee must approve in advance any significant audit or non-audit engagement or relationship between the Company and the independent auditors.

      The following are prohibited non-auditing services: (i) bookkeeping or other services related to the accounting records or financial statements; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

      Pre-approval by the Audit Committee is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee.

SHAREHOLDER PROPOSALS

      In accordance with the rules promulgated by the SEC, any shareholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with its 2004 Annual Meeting of Shareholders may do so no later than December 26, 2003, which represents a reasonable time prior to the printing of the Company’s proxy materials for its 2004 Annual Meeting of Shareholders. Any such proposal should be submitted in writing to the Secretary of the Company at its principal executive offices.

      In addition, the Company’s Bylaws require that in order for any business to be properly brought before any meeting of shareholders, including nominations for the election of directors, a shareholder must provide written notice delivered to the Secretary of the Company at the principal offices of the Company no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting of the 10th day following the day on which public announcement of the date of such meeting is first made.

HOUSEHOLDING

      Securities and Exchange Commission rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as householding. While the Company does not household in mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report he or she should notify his or her broker. Any shareholder can receive a copy of the Company’s proxy statement and annual report by contacting the Company at WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134, Attention: Vivien N. Hastings, Corporate Secretary, or by calling the Corporate Secretary at 239-498-8605.

OTHER MATTERS

      Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth above. However, if any other matters are properly presented to the shareholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

By the Order of the Board of Directors,

/s/ VIVIEN N. HASTINGS

Vivien N. Hastings
Senior Vice President, Secretary
and General Counsel

Exhibit “A”

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	Purpose

      The Audit Committee (the “Committee”) shall:

A. Provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community with respect to its oversight of:

(i) The quality and integrity of the corporation’s financial statements;

(ii) The corporation’s compliance with legal and regulatory requirements;

(iii) The independent auditor’s qualifications and independence; and

(iv) The performance of the corporation’s internal audit function and independent auditors.

B. Prepare the report that SEC rules require be included in the corporation’s annual proxy statement.

II.	Structure and Operations

Composition and Qualifications

      The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the New York Stock Exchange, Inc. and the rules of the Securities and Exchange Commission (the “SEC”) implementing Section 301 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). No member of the Committee may serve on the audit committee of more than three public companies, including the corporation, unless the Board of Directors (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

      All members of the Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment) and at least one member must be an “audit committee financial expert” as defined by the SEC and as required by the New York Stock Exchange.

      No member of the Committee shall receive compensation other than (i) director’s fees for service as a director of the corporation, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (ii) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the corporation.

Appointment and Removal

      The Nominating/ Corporate Governance Committee shall recommend to the full Board candidates for the Audit Committee. The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

      Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

III.	Meetings

      The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of the Chief Executive Officer, President and Chief Financial Officer, the director of the internal auditing department and the independent auditors to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the corporation’s financial statements in a manner consistent with that outlined in Section IV of this Charter. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

      All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.	Responsibilities and Duties

      The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. The Committee may, in its own discretion, carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

      The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

      The Committee shall be given full access to the corporation’s internal audit group, Board of Directors, corporate executives and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors.

      Notwithstanding the foregoing, the Committee is not responsible for certifying the corporation’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the corporation’s financial statements and disclosures rests with management.

Documents/ Reports Review

       1.     Review with management and the independent auditors prior to public dissemination the corporation’s annual audited financial statements and quarterly financial statements, including the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, modified, supplemented or superseded.

       2.     Review and discuss with management and the independent auditors the corporation’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information and measures), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the corporation may provide earnings guidance.

Independent Auditors

       3.     Retain and terminate independent auditors and approve all audit engagement fees and terms.

       4.     Inform each registered public accounting firm performing work for the corporation that such firm shall report directly to the Committee.

       5.     Oversee the work of any registered public accounting firm employed by the corporation, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

       6.     Approve in advance any significant audit or non-audit engagement or relationship between the corporation and the independent auditors, other than “prohibited non-auditing services”.

      The following shall be “prohibited non-auditing services”: (i) bookkeeping or other services related to the accounting records or financial statements of the corporation; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

      Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided to the corporation constitutes not more than five percent of the total amount of revenues paid by the corporation to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the corporation at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. The Committee may (1) pre-approve audit and non-audit services based on policies and procedures adopted by the Committee, provided (a) the policies and procedures are detailed as to the particular service, (b) the Committee is informed of each service, (c) such policies and procedures do not include delegation of the Committee’s responsibilities to management and (d) such policies and procedures are disclosed in the corporation’s annual reports and/or (2) delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time.

       7.     Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

(a) Obtain and review a report by the corporation’s independent auditor describing: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor’s independence, all relationships between the independent auditor and the corporation;

(b) Ensure the timely rotation of the lead and concurring audit partners and other “audit partners,” in each case to the extent required by the rules promulgated by the SEC.

(c) Confirm with the independent auditor that the audit partners do not earn or receive any compensation based on selling engagements to the corporation to provide any services, other than audit, review or attest services, to the extent such compensation would compromise the independence of accountant or auditor under the rules promulgated by the SEC.

(d) Take into account the opinions of management and the corporation’s internal auditors (or other personnel responsible for the internal audit function).

Financial Reporting Process

       8.     In consultation with the independent auditors, management and the internal auditors, review the integrity of the corporation’s financial reporting processes, both internal and external. In that connection, the Committee must, prior to the filing by the corporation of its annual report and at such other times that the Committee deems appropriate, obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding: (i) all critical accounting policies and practices to be used by the corporation; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles related to material items that have been discussed with the corporation’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the corporation’s selection or application of accounting principles; (iv) major issues as to the adequacy of the corporation’s internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent auditor and the corporation’s management.

       9.     Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the corporation.

      10.     Review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (ii) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the corporation.

Compliance/ General

      11.     Review periodically, with corporation’s counsel, any legal matter that could have a significant impact on the corporation’s financial statements.

      12.     Discuss with management and the independent auditors the corporation’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

      13.     Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies must prohibit the hiring of members of the corporation’s audit engagement team in a position at the corporation which would cause the auditing firm to no longer qualify as independent under the rules promulgated by the SEC.

      14.     Establish procedures for: (i) the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

      15.     Consider policies and procedures pertaining to expense accounts of senior executives.

Reports

      16.     Prepare all reports required of the Audit Committee to be included in the corporation’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

      17.     Report regularly to the full Board of Directors with respect to any issues that arise with respect to the quality or integrity of the corporation’s financial statements, the corporation’s compliance with legal or regulatory requirements, the performance and independence of the corporation’s independent auditors or the performance of the internal audit function.

      The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

      18.     Maintain minutes or other records of meetings and activities of the Committee.

V.	Annual Performance Evaluation

      The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee.

EXHIBIT “B”

EXECUTIVE COMPENSATION

COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	Purpose

      The Executive Compensation Committee (the “Committee”) shall:

A. Discharge the responsibilities of the Board of Directors to the shareholders, potential shareholders and investment community with respect to the corporation’s executive compensation programs and compensation of the corporation’s executives; and

C. Produce an annual report on executive compensation for inclusion in the corporation’s annual proxy statement, in accordance with applicable rules and regulations of the New York Stock Exchange, Inc. (the “NYSE”), Securities and Exchange Commission (the “SEC”) and other regulatory bodies.

II.	Structure and Operations

Composition and Qualifications

      The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the NYSE.

Appointment and Removal

      The Nominating/ Corporate Governance Committee shall recommend candidates for the Executive Compensation Committee to the full Board. The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

      Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

III.	Meetings

      The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee.

      As part of its review and establishment of the performance criteria and compensation of designated key executives, the Committee should meet separately at least on an annual basis with the CEO, the corporation’s principal human resources executive, and any other corporate officers, as it deems appropriate. However, the Committee should meet regularly without such officers present, and in all cases such officers shall not be present at meetings at which their performance and compensation are being discussed and determined. All meetings of the Committee may be held telephonically.

      All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.	Responsibilities and Duties

      The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

      The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

Setting Compensation for Executive Officers and Directors

       1.     Establish and review the overall compensation philosophy of the corporation.

       2.     Review and approve corporate goals and objectives relevant to CEO and other executive officers compensation, including annual performance objectives.

       3.     Evaluate the performance of the CEO in light of these criteria and, based on such evaluation, review and approve the annual salary, bonus, stock options and other benefits, direct and indirect, of the CEO.

       4.     In connection with executive compensation programs:

(i) Review and recommend to the full Board of Directors, or approve, new executive compensation programs;

(ii) Review on a periodic basis the operations of the corporation’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s); and

(iii) Establish and periodically review policies for the administration of executive compensation programs.

       5.     Establish and periodically review policies in the area of senior management perquisites.

       6.     Review and recommend to the full Board of Directors compensation of directors as well as director’s and officer’s indemnification and insurance matters.

       7.     Review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the corporation, including consulting arrangements, employment contracts, severance or termination arrangements.

Monitoring Incentive and Equity-Based Compensation Plans

       8.     Review and make recommendations to the Board of Directors with respect to the corporation’s incentive-compensation plans and equity-based plans.

       9.     Review and approve all equity compensation plans of the corporation that are not otherwise subject to the approval of the corporation’s shareholders.

      10.     Review and make recommendations to the full Board of Directors, or approve, all awards of shares or share options pursuant to the corporation’s equity-based plans.

      11.     Select, retain and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a compensation consultant, the Committee shall have the sole authority to approve such consultant’s fees and other retention terms.

Reports

      12.     Prepare an annual report on executive compensation for inclusion in the corporation’s proxy statement, in accordance with applicable rules and regulations of the NYSE, SEC and other applicable regulatory bodies.

      13.     Report regularly to the Board of Directors. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

      14.     Maintain minutes or other records of meetings and activities of the Committee.

      15.     Coordinate with Director of Human Resources of the Company with respect to activities of the Committee.

V.	Annual Performance Evaluation

      The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee.

EXHIBIT “C”

NOMINATING/ CORPORATE GOVERNANCE

COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	Purpose

      The Nominating/ Corporate Governance Committee (the “Committee”) shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community by:

A. Identifying and recommending to the full Board, the candidates for all directorships to be filled by the Board of Directors or by the shareholders, as applicable;

B. Identifying and recommending to the full Board, candidates for the Audit Committee and Executive Compensation Committee;

C. Developing and recommending to the full Board, a set of corporate governance principles applicable to the corporation; and

D. Overseeing and approving

E. Management continuity planning process and taking a leadership role in shaping the corporate governance of the corporation.

II.	Structure and Operations

Composition and Qualifications

      The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the rules of the New York Stock Exchange, Inc.

Appointment and Removal

      The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

      Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

III.	Meetings

      The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

      All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.	Responsibilities and Duties

      The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

      The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

Board Selection, Composition and Evaluation

       1.     Establish criteria for the selection of new directors to serve on the Board of Directors.

       2.     Identify individuals believed to be qualified as candidates to serve on the Board of Directors and recommend that the full Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors.

             Review and make recommendations to the full Board of Directors, or determine, whether members of the Board should stand for re-election. Consider matters relating to the retirement of Board members, including term limits or age caps.

             In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board, recommend to the Board of Directors the class of directors in which the director-nominee should serve.

       3.     Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that connection, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the corporation, including sole authority to approve the fees payable to such search firm and any other terms of retention.

       4.     Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

       5.     Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

       6.     Oversee evaluation of the Board of Directors and management of the Company.

Committee Selection and Composition

       7.     Recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

       8.     Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

       9.     Establish, monitor and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

      10.     Periodically review the charter and composition of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Corporate Governance

      11.     Consider the adequacy of the certificate of incorporation and by-laws of the corporation and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and by-laws for consideration by the shareholders.

      12.     Develop and recommend to the Board of Directors a set of corporate governance principles.

      13.     Consider policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas and procedures for delivery of materials in advance of meetings.

Continuity/Succession Planning Process

      14.     Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the CEO and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

Reports

      15.     Report regularly to the Board of Directors. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

      16.     Maintain minutes or other records of meetings and activities of the Committee.

      17.     Coordinate with General Counsel of the Company with respect to activities of the Committee.

V.	Annual Performance Evaluation

      The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee.

PROXY	WCI COMMUNITIES, INC	PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS—May 23, 2003

The undersigned hereby appoints Vivien N. Hastings Senior Vice President, Secretary and General Counsel, or in her absence James D. Cullen, Vice President and Associate General Counsel, or in his absence James P. Dietz, Senior Vice President and Chief Financial Officer, or either one of them, as proxies or proxy for the undersigned, each with full power of substitution and re-substitution, to attend the 2003 Annual Meeting of Shareholders and any adjournments or postponements thereof (the “Meeting”) and to vote as designated below, all the shares of Common Stock of WCI Communities, Inc. held of record by the undersigned on March 28, 2003. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

1.	ELECTION OF DIRECTORS.

NOMINEES:	DON E. ACKERMAN LAWRENCE L. LANDRY

Don E. Ackerman	FOR	WITHHOLD

Lawrence L. Landry	FOR	WITHHOLD

(continued and to be signed and dated on the other side)

(continued and to be signed and dated on the other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DON E. ACKERMAN AND LAWRENCE L. LANDRY FOR A THREE YEAR TERM EXPIRING IN 2006.

Date:

(Signature)

(Signature)

NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign individually. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.